                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                           7% SENIOR NOTES DUE 2008
                                      OF
                    TERRA NOVA INSURANCE (UK) HOLDINGS PLC

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if, with respect to the 7% Senior Notes due 2008 (the "Old Notes") of the Issuer (as defined below), the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to The Chase Manhattan Bank (the "Exchange Agent"). See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus dated ________, 1998 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (the "Issuer").

                 The Exchange Agent for the Exchange Offer is:

                            THE CHASE MANHATTAN BANK

By Hand or Overnight Delivery:    Facsimile Transmissions:         By Registered Or Certified Mail:
                                  (Eligible Institutions Only)
The Chase Manhattan Bank                                            The Chase Manhattan Bank
450 W. 33rd St.                   (212) 946-8177                        450 W. 33rd St.
15th Floor                                                                15th Floor
New York, New York 10001          To Confirm by Telephone           New York, New York 10001
                                   or for Information Call:
Attention:  Corporate Trust                                         Attention:  Corporate Trust
 Administration                         (212) 946-3352                 Administration

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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Not to be used for Signature Guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at the Depository Trfust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and all other documents required by the Letter of Transmittal to, and a Book-Entry Confirmation must be received by, the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.



Name of Firm:_______________________        ____________________________________
                                            (Authorized Signature)

Address:____________________________        Title:______________________________
                                            Name:_______________________________
____________________________________           (Please type or print)
                           (Zip Code)

Area Code and Telephone Number:             Date:

____________________________________        ____________________________________


NOTE: ACTUAL SURRENDER OF OLD NOTES MUST BE MADE BY A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL, ANY OTHER REQUIRED DOCUMENTS REQUIRED THEREBY AND A BOOK-ENTRY CONFIRMATION BEING RECEIVED BY, THE EXCHANGE AGENT.

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